Exhibit 23a

                 CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated February 17, 1997, with respect to the balance sheet of Cramer, Inc. as of December 31, 1996, not separately presented herein, and the related statements of income, stockholders' equity (deficit), and cash flows for the year then ended, in the Form 10-KSB for the year ended December 31, 1997 of Cramer, Inc. which is incorporated by reference in Registration Statement No. 33-77954 pertaining to the 1989 Incentive Stock Option Plan of Cramer, Inc. on Form S-8.



                                            /s/ Ernst & Young LLP
Kansas City, Missouri
March 20, 1998